Exhibit 99

NextEra Energy, Inc. Media Line: (561) 694-4442 Oct. 31, 2014 FOR IMMEDIATE RELEASE
NextEra Energy reports 2014 third-quarter financial results

•	NextEra Energy delivered strong financial and operating performance

•	Florida Power & Light Company continued to invest in the business to provide long-term customer benefits

•	NextEra Energy Resources benefited from the addition of new contracted renewables projects

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2014 third-quarter net income attributable to NextEra Energy on a GAAP basis of $660 million, or $1.50 per share, compared to $698 million, or $1.64 per share, in the third quarter of 2013. On an adjusted basis, NextEra Energy’s earnings were $688 million, or $1.55 per share, compared to $607 million, or $1.43 per share, in the third quarter of 2013.

Adjusted earnings for these periods exclude the mark-to-market effects of non-qualifying hedges, as well as the net effect of other than temporary impairments (OTTI) on certain investments and operating results from the Spain solar project. All of these items relate primarily to the business of NextEra Energy Resources, LLC and its affiliated entities.

NextEra Energy’s management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the board of directors, and as an input in determining performance-based compensation under the company’s employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy’s fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure.

“NextEra Energy delivered strong financial and operational performance for the third quarter,” said Jim Robo, chairman and chief executive officer of NextEra Energy. “NextEra Energy Resources delivered excellent adjusted earnings growth, driven by strong contributions from growth in the contracted renewables portfolio. NextEra Energy Resources also had a very strong quarter in terms of new contracted renewables origination and significantly firmed up strong origination prospects for the fourth quarter of this year. FPL also delivered solid results and performed very well operationally. We were pleased that the Florida Supreme Court unanimously affirmed the Florida Public Service Commission’s approval of FPL’s 2012 base rate settlement agreement. This four-year agreement benefits FPL customers by supporting our ability to deliver clean, reliable electricity, while keeping our typical residential customer’s monthly electric bill well below the national average.”

Florida Power & Light Company
NextEra Energy’s principal rate-regulated utility subsidiary, Florida Power & Light Company, reported third-quarter net income of $462 million, or $1.05 per share, compared to $422 million, or $0.99 per share, for the prior-year quarter.

FPL’s earnings per share growth of approximately 6 percent over the prior-year comparable quarter was driven by continued investment in the business and by growth in wholesale power sales. FPL’s capital expenditures were approximately $670 million in the quarter, and regulatory capital employed grew 5.2 percent over the same quarter of 2013. FPL’s continued investment in the business enhances its customer value proposition that includes high reliability, award-winning customer service, a clean emissions profile and the lowest typical residential customer bill in Florida. Growth in FPL’s wholesale operations added $0.04 per share.

During the quarter, FPL continued to make progress on the Port Everglades Clean Energy Center, which is the third of three combined-cycle natural gas generation modernization projects. Expected to come online in mid-2016, Port Everglades remains on schedule and on budget. During the operating lifetimes of the three new, highly efficient power plants (Cape Canaveral, Riviera Beach and Port Everglades), FPL estimates that customers will save more than $1 billion in fuel and other costs. By modernizing its generation fleet and being more fuel efficient, FPL has saved customers $6.8 billion in fuel costs since 2001. FPL now operates one of the most modern, clean, fuel-efficient generation fleets in the nation.

During the quarter, FPL also continued to invest in its transmission and distribution network to improve its resilience during severe weather such as hurricanes, as well as to provide increased reliability to its customers on a daily basis.

FPL averaged approximately 82,000, or 1.8 percent, more customer accounts during the third quarter of 2014 than in the comparable prior-year quarter. Customer growth increased sales by approximately 1.2 percent over the prior-year comparable quarter, and overall usage grew 1.9 percent. The 12-month average of low-usage accounts fell to 8.0 percent, down from 8.3 percent in September 2013.

These customer metrics are consistent with continued improvement in Florida’s economy. According to the Florida Department of Economic Opportunity, the state’s seasonally adjusted unemployment rate in September 2014 was 6.1 percent, down 0.8 percentage points from a year earlier. The number of jobs in Florida grew by 206,000 positions, or 2.7 percent, compared to a year earlier. Over the long term, the company continues to expect that Florida will experience above-average economic growth.

In a unanimous decision in late August, the Florida Supreme Court affirmed the Florida Public Service Commission’s (PSC) approval of FPL’s 2012 base rate settlement agreement. The court’s decision upheld all aspects of this four-year rate agreement, which was developed and supported by key customer advocacy groups and thoroughly examined by the PSC. FPL’s typical residential customer’s electric monthly bill is approximately 25 percent below the national average and the lowest in Florida for the fifth consecutive year. Beginning in 2015, FPL’s typical residential customer’s electric bill will further decrease by nearly $2 per month.

FPL’s petition with the Florida PSC seeking approval to invest in long-term natural gas supplies remains in progress, with a decision expected by the end of 2014 or in early 2015. If approved, FPL would partner to develop natural gas production wells in the Woodford Shale region in southeastern Oklahoma. While the proposed initial program of up to roughly $200 million of capital investment is modest in size relative to its overall natural gas needs, FPL views the transaction as an important first step in what it expects could become a larger program that would further improve the value it delivers to its customers. FPL has also requested that the PSC approve a set of guidelines for subsequent natural gas production projects that would allow the company and, in turn, its customers to take advantage of future beneficial natural gas investment opportunities.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a third-quarter contribution to net income attributable to NextEra Energy on a GAAP basis of $204 million, or $0.46 per share, compared to $281 million, or $0.66 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources’ earnings for the third quarter of 2014 were $231 million, or $0.52 per share, compared to $190 million, or $0.45 per share, for the third quarter of 2013.

NextEra Energy Resources’ adjusted earnings per share increased $0.07 year-over-year, or 16 percent, primarily as a result of additional investments in its contracted renewables business. Growth in the contracted renewables portfolio added $0.09 per share, reflecting new wind and solar investments placed into service during or after the third quarter of 2013, while existing assets added $0.01 per share. The customer supply and trading business added $0.03 per share year-over-year. Lower contributions from the gas infrastructure business decreased earnings by $0.03 per share year-over-year. All other factors reduced results by $0.03 per share.

During the quarter, NextEra Energy Resources signed contracts for 445 megawatts (MW) of new contracted renewables projects, adding 91 MW of U.S wind, 50 MW of Canadian wind and 304 MW of U.S. solar. All of the new projects are expected to be in operation by the end of 2016. With these additions and expected fourth-quarter originations in wind and solar, NextEra Energy Resources now expects its U.S. wind development program for 2013 through 2015 to be more than 2,500 MW, its 2013 through 2016 Canadian wind program to be 640 MW and its 2013 through 2016 U.S. solar program to be in the range of 1,600 MW to 1,800 MW.

Corporate and Other
In the third quarter of 2014, Corporate and Other earnings decreased by $0.01 per share, compared to the prior-year quarter, on an adjusted basis, but were flat year-over-year on a GAAP basis.

The company’s natural gas pipeline projects, Sabal Trail Transmission and Florida Southeast Connection, continue to progress well through the development process. Florida Southeast Connection filed its certification application with the Federal Energy Regulatory Commission (FERC) in September 2014, and Sabal Trail expects to file its FERC certification application in November 2014. Both projects expect FERC decisions by year-end 2015, with construction of the proposed interstate pipeline system beginning in 2016 and operations commencing in mid-2017.

During the third quarter of 2014, the company formed the Mountain Valley Pipeline joint venture with EQT Corporation. The joint venture completed a binding open season for the approximately 300-mile Mountain Valley natural gas pipeline project, which is designed to connect the Marcellus and Utica natural gas supply to markets in the U.S. Southeast to support growing demand and to improve reliability.

Outlook
NextEra Energy continues to expect full-year 2014 adjusted earnings per share to be in the range of $5.15 to $5.35. For 2015, the company expects full-year adjusted earnings per share to be in the range of $5.40 to $5.70. NextEra Energy also continues to expect 2016 full-year adjusted earnings per share to be in the range of $5.50 to $6.00.

NextEra Energy’s adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges, as well as net OTTI losses on securities held in NextEra Energy Resources’ nuclear decommissioning funds, none of which can be determined at this time, and operating results from the Spain solar project. Adjusted earnings expectations also exclude the 2014 gain associated with the Maine fossil assets. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no acquisitions or divestitures; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy’s third-quarter earnings conference call is scheduled for 9 a.m. ET today. The webcast is available on NextEra Energy’s website by accessing the following link: www.NextEraEnergy.com/investors. The slides and news release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $15.1 billion, approximately 42,500 megawatts of generating capacity, and approximately 13,900 employees in 26 states and Canada as of year-end 2013. Headquartered in Juno Beach, Fla., NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.7 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the largest generator in North America of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been named No. 1 overall among electric and gas utilities on Fortune’s list of “World’s Most Admired Companies” for eight consecutive years, which is an unprecedented achievement in its industry. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional taxes or assessments on renewable energy; impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of over-the-counter (OTC) financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards, and increased public attention to hazards, posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2013 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended September 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$3,315	$1,242	$97	$4,654
Operating Expenses
Fuel, purchased power and interchange	1,255	292	19	1,566
Other operations and maintenance	414	325	33	772
Impairment charge	—	—	—	—
Depreciation and amortization	489	275	18	782
Taxes other than income taxes and other	323	43	5	371
Total operating expenses	2,481	935	75	3,491
Operating Income	834	307	22	1,163
Other Income (Deductions)
Interest expense	(112)	(167)	(37)	(316)
Benefits associated with differential membership interests - net	—	23	—	23
Equity in earnings (losses) of equity method investees	—	39	(1)	38
Allowance for equity funds used during construction	7	—	—	7
Interest income	—	6	12	18
Gains on disposal of assets - net	—	12	—	12
Gain (loss) associated with Maine fossil	—	—	—	—
Other - net	—	3	(5)	(2)
Total other deductions - net	(105)	(84)	(31)	(220)
Income (Loss) from Continuing Operations before Income Taxes	729	223	(9)	943
Income Tax Expense (Benefit)	267	15	(3)	279
Income (Loss) from Continuing Operations	462	208	(6)	664
Gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	462	208	(6)	664
Less Net Income Attributable to Noncontrolling Interests	—	(4)	—	(4)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$462	$204	$(6)	$660
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$462	$204	$(6)	$660
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	11	(1)	10
Loss (income) from other than temporary impairments losses - net	—	2	2	4
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	14	—	14
Adjusted Earnings (Loss)	$462	$231	$(5)	$688
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$1.05	$0.46	$(0.01)	$1.50
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	0.03	(0.01)	0.02
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	0.03	—	0.03
Adjusted Earnings (Loss) Per Share	$1.05	$0.52	$(0.02)	$1.55
Weighted-average shares outstanding (assuming dilution)				440

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended September 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$3,020	$1,281	$93	$4,394
Operating Expenses
Fuel, purchased power and interchange	1,141	280	17	1,438
Other operations and maintenance	443	345	30	818
Impairment charge	—	—	—	—
Depreciation and amortization	351	242	12	605
Taxes other than income taxes and other	307	37	4	348
Total operating expenses	2,242	904	63	3,209
Operating Income	778	377	30	1,185
Other Income (Deductions)
Interest expense	(105)	(136)	(47)	(288)
Benefits associated with differential membership interests - net	—	37	—	37
Equity in earnings (losses) of equity method investees	—	21	1	22
Allowance for equity funds used during construction	12	—	—	12
Interest income	1	6	13	20
Gains on disposal of assets - net	—	20	—	20
Gain (loss) associated with Maine fossil	—	—	—	—
Other - net	(1)	3	(15)	(13)
Total other deductions - net	(93)	(49)	(48)	(190)
Income (Loss) from Continuing Operations before Income Taxes	685	328	(18)	995
Income Tax Expense (Benefit)	263	47	(13)	297
Income (Loss) from Continuing Operations	422	281	(5)	698
Gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	422	281	(5)	698
Less Net Income Attributable to Noncontrolling Interests	—	—	—	—
Net Income (Loss) Attributable to NextEra Energy, Inc.	$422	$281	$(5)	$698
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$422	$281	$(5)	$698
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(76)	—	(76)
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	(15)	—	(15)
Adjusted Earnings (Loss)	$422	$190	$(5)	$607
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$0.99	$0.66	$(0.01)	$1.64
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(0.18)	—	(0.18)
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	(0.03)	—	(0.03)
Adjusted Earnings (Loss) Per Share	$0.99	$0.45	$(0.01)	$1.43
Weighted-average shares outstanding (assuming dilution)				427

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$8,739	$3,312	$306	$12,357
Operating Expenses
Fuel, purchased power and interchange	3,367	903	67	4,337
Other operations and maintenance	1,186	1,014	96	2,296
Impairment charge	—	—	—	—
Depreciation and amortization	1,046	761	52	1,859
Taxes other than income taxes and other	892	104	16	1,012
Total operating expenses	6,491	2,782	231	9,504
Operating Income	2,248	530	75	2,853
Other Income (Deductions)
Interest expense	(325)	(496)	(119)	(940)
Benefits associated with differential membership interests - net	—	146	—	146
Equity in earnings (losses) of equity method investees	—	61	(1)	60
Allowance for equity funds used during construction	27	—	1	28
Interest income	2	19	39	60
Gains on disposal of assets - net	—	88	1	89
Gain (loss) associated with Maine fossil	—	21	—	21
Other - net	(1)	22	(30)	(9)
Total other deductions - net	(297)	(139)	(109)	(545)
Income (Loss) from Continuing Operations before Income Taxes	1,951	391	(34)	2,308
Income Tax Expense (Benefit)	720	16	(13)	723
Income (Loss) from Continuing Operations	1,231	375	(21)	1,585
Gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	1,231	375	(21)	1,585
Less Net Income Attributable to Noncontrolling Interests	—	(4)	—	(4)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,231	$371	$(21)	$1,581
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,231	$371	$(21)	$1,581
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	274	9	283
Loss (income) from other than temporary impairments losses - net	—	(1)	2	1
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	(12)	—	(12)
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	22	—	22
Adjusted Earnings (Loss)	$1,231	$654	$(10)	$1,875
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$2.80	$0.84	$(0.04)	$3.60
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	0.62	0.02	0.64
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	(0.03)	—	(0.03)
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	0.05	—	0.05
Adjusted Earnings (Loss) Per Share	$2.80	$1.48	$(0.02)	$4.26
Weighted-average shares outstanding (assuming dilution)				440

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unudited)

			Preliminary
Nine Months Ended September 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$7,905	$3,343	$258	$11,506
Operating Expenses
Fuel, purchased power and interchange	2,979	734	53	3,766
Other operations and maintenance	1,254	1,001	83	2,338
Impairment charge	—	300	—	300
Depreciation and amortization	780	704	39	1,523
Taxes other than income taxes and other	847	121	10	978
Total operating expenses	5,860	2,860	185	8,905
Operating Income	2,045	483	73	2,601
Other Income (Deductions)
Interest expense	(310)	(374)	(141)	(825)
Benefits associated with differential membership interests - net	—	119	—	119
Equity in earnings (losses) of equity method investees	—	27	—	27
Allowance for equity funds used during construction	42	—	8	50
Interest income	3	15	40	58
Gains on disposal of assets - net	—	40	—	40
Gain (loss) associated with Maine fossil	—	(67)	—	(67)
Other - net	(2)	14	(12)	—
Total other deductions - net	(267)	(226)	(105)	(598)
Income (Loss) from Continuing Operations before Income Taxes	1,778	257	(32)	2,003
Income Tax Expense (Benefit)	677	3	(27)	653
Income (Loss) from Continuing Operations	1,101	254	(5)	1,350
Gain from Discontinued Operations, net of Income Taxes	—	216	15	231
Net Income (Loss)	1,101	470	10	1,581
Less Net Income Attributable to Noncontrolling Interests	—	—	—	—
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,101	$470	$10	$1,581
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,101	$470	$10	$1,581
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(15)	—	(15)
Loss (income) from other than temporary impairments losses - net	—	(1)	—	(1)
Gain from discontinued operations (Hydro)	—	(216)	(15)	(231)
Loss (gain) associated with Maine fossil	—	41	2	43
Impairment charge and valuation allowance	—	342	—	342
Operating loss (income) of Spain solar projects	—	(15)	—	(15)
Adjusted Earnings (Loss)	$1,101	$606	$(3)	$1,704
Earnings (Loss) Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$2.59	$1.11	$0.02	$3.72
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(0.04)	—	(0.04)
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	(0.51)	(0.03)	(0.54)
Loss (gain) associated with Maine fossil	—	0.10	—	0.10
Impairment charge and valuation allowance	—	0.80	—	0.80
Operating loss (income) of Spain solar projects	—	(0.03)	—	(0.03)
Adjusted Earnings (Loss) Per Share	$2.59	$1.43	$(0.01)	$4.01
Weighted-average shares outstanding (assuming dilution)				425

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

Based on the decision in the first quarter of 2014 to retain the Maine fossil assets, the related loss recorded in 2013 was reclassified from discontinued operations to income from continuing operations.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
September 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$38,836	$25,911	$1,476	$66,223
Nuclear fuel	1,311	839	—	2,150
Construction work in progress	1,458	3,031	49	4,538
Less accumulated depreciation and amortization	(11,385)	(6,089)	(370)	(17,844)
Total property, plant and equipment - net	30,220	23,692	1,155	55,067
Current Assets
Cash and cash equivalents	29	416	40	485
Customer receivables, net of allowances	1,051	922	49	2,022
Other receivables	121	588	(320)	389
Materials, supplies and fossil fuel inventory	835	430	4	1,269
Regulatory assets:
Deferred clause and franchise expenses	237	—	—	237
Other	146	—	7	153
Derivatives	3	524	35	562
Deferred income taxes	—	180	(149)	31
Other	119	362	4	485
Total current assets	2,541	3,422	(330)	5,633
Other Assets
Special use funds	3,434	1,596	—	5,030
Other investments	75	479	830	1,384
Prepaid benefit costs	1,177	—	338	1,515
Regulatory assets:
Securitized storm-recovery costs	311	—	—	311
Other	435	—	38	473
Derivatives	1	839	2	842
Other	209	1,392	337	1,938
Total other assets	5,642	4,306	1,545	11,493
Total Assets	$38,403	$31,420	$2,370	$72,193
Capitalization
Common stock	$1,373	$—	$(1,369)	$4
Additional paid-in capital	6,279	9,004	(8,728)	6,555
Retained earnings	5,464	6,399	341	12,204
Accumulated other comprehensive income	—	30	17	47
Noncontrolling interests	71	263	—	334
Total common shareholders' equity	13,187	15,696	(9,739)	19,144
Long-term debt	9,413	5,838	9,602	24,853
Total capitalization	22,600	21,534	(137)	43,997
Current Liabilities
Commercial paper	280	—	405	685
Short-term debt	—	—	500	500
Current maturities of long-term debt	58	1,716	1,611	3,385
Accounts payable	674	807	15	1,496
Customer deposits	453	4	—	457
Accrued interest and taxes	984	259	(412)	831
Derivatives	39	705	13	757
Accrued construction-related expenditures	198	551	7	756
Other	337	315	53	705
Total current liabilities	3,023	4,357	2,192	9,572
Other Liabilities and Deferred Credits
Asset retirement obligations	1,337	598	—	1,935
Deferred income taxes	6,480	1,596	(77)	7,999
Regulatory liabilities:
Accrued asset removal costs	1,876	—	5	1,881
Asset retirement obligation regulatory expense difference	2,186	—	—	2,186
Other	450	—	72	522
Derivatives	10	465	93	568
Deferral related to differential membership interests	—	1,847	—	1,847
Other	441	1,023	222	1,686
Total other liabilities and deferred credits	12,780	5,529	315	18,624
Commitments and Contingencies
Total Capitalization and Liabilities	$38,403	$31,420	$2,370	$72,193

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$36,838	$24,425	$1,436	$62,699
Nuclear fuel	1,240	820	(1)	2,059
Construction work in progress	1,818	2,835	37	4,690
Less accumulated depreciation and amortization	(10,944)	(5,455)	(329)	(16,728)
Total property, plant and equipment - net	28,952	22,625	1,143	52,720
Current Assets
Cash and cash equivalents	19	370	49	438
Customer receivables, net of allowances	757	966	54	1,777
Other receivables	137	469	(94)	512
Materials, supplies and fossil fuel inventory	742	408	3	1,153
Regulatory assets:
Deferred clause and franchise expenses	192	—	—	192
Other	105	—	11	116
Derivatives	48	423	27	498
Deferred income taxes	98	615	40	753
Other	115	268	20	403
Total current assets	2,213	3,519	110	5,842
Other Assets
Special use funds	3,273	1,507	—	4,780
Other investments	4	380	737	1,121
Prepaid benefit costs	1,142	—	314	1,456
Regulatory assets:
Securitized storm-recovery costs	372	—	—	372
Other	396	—	30	426
Derivatives	—	1,156	7	1,163
Other	136	967	323	1,426
Total other assets	5,323	4,010	1,411	10,744
Total Assets	$36,488	$30,154	$2,664	$69,306
Capitalization
Common stock	$1,373	$—	$(1,369)	$4
Additional paid-in capital	6,179	8,452	(8,220)	6,411
Retained earnings	5,532	6,028	9	11,569
Accumulated other comprehensive income	—	45	11	56
Noncontrolling interests	—	—	—	—
Total common shareholders' equity	13,084	14,525	(9,569)	18,040
Long-term debt	8,473	5,726	9,770	23,969
Total capitalization	21,557	20,251	201	42,009
Current Liabilities
Commercial paper	204	—	487	691
Short-term debt	—	—	—	—
Current maturities of long-term debt	356	1,941	1,469	3,766
Accounts payable	611	575	14	1,200
Customer deposits	447	4	1	452
Accrued interest and taxes	272	249	(48)	473
Derivatives	1	709	128	838
Accrued construction-related expenditures	202	635	2	839
Other	437	395	98	930
Total current liabilities	2,530	4,508	2,151	9,189
Other Liabilities and Deferred Credits
Asset retirement obligations	1,285	565	—	1,850
Deferred income taxes	6,355	1,883	(94)	8,144
Regulatory liabilities:
Accrued asset removal costs	1,839	—	—	1,839
Asset retirement obligation regulatory expense difference	2,082	—	—	2,082
Other	386	—	76	462
Derivatives	—	428	45	473
Deferral related to differential membership interests	—	2,001	—	2,001
Other	454	518	285	1,257
Total other liabilities and deferred credits	12,401	5,395	312	18,108
Commitments and Contingencies
Total Capitalization and Liabilities	$36,488	$30,154	$2,664	$69,306

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$1,231	$375	$(21)	$1,585
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,046	761	52	1,859
Nuclear fuel and other amortization	149	93	17	259
Impairment charge	—	—	—	—
Unrealized losses (gains) on marked to market energy contracts	—	279	2	281
Deferred income taxes	249	240	227	716
Cost recovery clauses and franchise fees	(93)	—	—	(93)
Benefits associated with differential membership interests - net	—	(146)	—	(146)
Equity in losses (earnings) of equity method investees	—	(61)	1	(60)
Allowance for equity funds used during construction	(27)	—	(1)	(28)
Gains on disposal of assets - net	—	(88)	(1)	(89)
Gain from discontinued operations, net of income taxes	—	—	—	—
Loss (gain) associated with Maine fossil	—	(21)	—	(21)
Other - net	114	126	79	319
Changes in operating assets and liabilities:
Customer and other receivables	(288)	37	(12)	(263)
Materials, supplies and fossil fuel inventory	(92)	(18)	(2)	(112)
Other current assets	(33)	(36)	4	(65)
Other assets	(92)	(70)	(20)	(182)
Accounts payable and customer deposits	90	59	(2)	147
Margin cash collateral	—	(321)	—	(321)
Income taxes	391	(234)	(187)	(30)
Interest and other taxes	343	20	15	378
Other current liabilities	(92)	(49)	(8)	(149)
Other liabilities	(27)	—	10	(17)
Net cash provided by operating activities	2,869	946	153	3,968
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,235)	—	—	(2,235)
Independent power and other investments of NEER	—	(2,471)	—	(2,471)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	321	—	321
Nuclear fuel purchases	(129)	(108)	—	(237)
Other capital expenditures and other investments	—	—	(115)	(115)
Sale of independent power investments	—	307	—	307
Change in loan proceeds restricted for construction	—	(18)	—	(18)
Proceeds from sale or maturity of securities in special use funds and other investments	2,530	563	486	3,579
Purchases of securities in special use funds and other investments	(2,578)	(586)	(537)	(3,701)
Proceeds from the sale of a noncontrolling interest in subsidiaries	—	438	—	438
Other - net	36	14	4	54
Net cash used in investing activities	(2,376)	(1,540)	(162)	(4,078)
Cash Flows From Financing Activities
Issuances of long-term debt	998	1,216	2,030	4,244
Retirements of long-term debt	(355)	(1,201)	(2,132)	(3,688)
Proceeds from sale of differential membership interests	—	39	—	39
Payments to differential membership investors	—	(53)	—	(53)
Net change in short-term debt	76	—	419	495
Issuances of common stock - net	—	—	57	57
Dividends on common stock	—	—	(945)	(945)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(1,200)	552	648	—
Other - net	(2)	87	(77)	8
Net cash provided by (used in) financing activities	(483)	640	—	157
Net increase (decrease) in cash and cash equivalents	10	46	(9)	47
Cash and cash equivalents at beginning of period	19	370	49	438
Cash and cash equivalents at end of period	$29	$416	$40	$485

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$1,101	$470	$10	$1,581
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	780	704	39	1,523
Nuclear fuel and other amortization	137	106	19	262
Impairment charge	—	300	—	300
Unrealized losses (gains) on marked to market energy contracts	—	(84)	—	(84)
Deferred income taxes	465	186	148	799
Cost recovery clauses and franchise fees	(126)	—	—	(126)
Benefits associated with differential membership interests - net	—	(119)	—	(119)
Equity in losses (earnings) of equity method investees	—	(27)	—	(27)
Allowance for equity funds used during construction	(42)	—	(8)	(50)
Gains on disposal of assets - net	—	(40)	—	(40)
Gain from discontinued operations, net of income taxes	—	(216)	(15)	(231)
Loss (gain) associated with Maine fossil	—	67	—	67
Other - net	106	67	(10)	163
Changes in operating assets and liabilities:
Customer and other receivables	(265)	(114)	(5)	(384)
Materials, supplies and fossil fuel inventory	(30)	(39)	—	(69)
Other current assets	(5)	(4)	5	(4)
Other assets	(19)	9	(13)	(23)
Accounts payable and customer deposits	88	34	1	123
Margin cash collateral	—	(448)	—	(448)
Income taxes	371	(344)	(147)	(120)
Interest and other taxes	314	22	14	350
Other current liabilities	(65)	(19)	67	(17)
Other liabilities	(18)	(12)	(6)	(36)
Net cash provided by operating activities	2,792	499	99	3,390
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,093)	—	—	(2,093)
Independent power and other investments of NEER	—	(2,244)	—	(2,244)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	170	—	170
Nuclear fuel purchases	(116)	(84)	—	(200)
Other capital expenditures and other investments	—	—	(122)	(122)
Sale of independent power investments	—	—	—	—
Change in loan proceeds restricted for construction	—	245	—	245
Proceeds from sale or maturity of securities in special use funds and other investments	1,967	637	179	2,783
Purchases of securities in special use funds and other investments	(2,020)	(657)	(177)	(2,854)
Proceeds from the sale of a noncontrolling interest in subsidiaries	—	—	—	—
Other - net	28	20	1	49
Net cash used in investing activities	(2,234)	(1,913)	(119)	(4,266)
Cash Flows From Financing Activities
Issuances of long-term debt	498	1,870	1,285	3,653
Retirements of long-term debt	(453)	(491)	(725)	(1,669)
Proceeds from sale of differential membership interests	—	201	—	201
Payments to differential membership investors	—	(47)	—	(47)
Net change in short-term debt	475	—	(970)	(495)
Issuances of common stock - net	—	—	415	415
Dividends on common stock	—	—	(836)	(836)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(1,070)	22	1,048	—
Other - net	6	(37)	(86)	(117)
Net cash provided by (used in) financing activities	(544)	1,518	131	1,105
Net increase (decrease) in cash and cash equivalents	14	104	111	229
Cash and cash equivalents at beginning of period	40	257	32	329
Cash and cash equivalents at end of period	$54	$361	$143	$558

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

Based on the decision in the first quarter of 2014 to retain the Maine fossil assets, the related loss recorded in 2013 was reclassified from discontinued operations to loss (gain) associated with Maine fossil.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

	Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
NextEra Energy, Inc. - 2013 Earnings Per Share	$0.64	$1.44	$1.64	$3.72

Florida Power & Light - 2013 Earnings Per Share	$0.68	$0.92	$0.99	$2.59
Increased profitability	0.07	—	—	0.07
New investment growth	0.06	0.06	0.05	0.17
Cost recovery clause results, primarily nuclear uprates in base rates	(0.02)	(0.02)	(0.01)	(0.05)
Allowance for funds used during construction	(0.01)	(0.01)	(0.01)	(0.03)
Wholesale operations	0.01	0.02	0.04	0.07
Project momentum transition costs, other and share dilution	—	(0.01)	(0.01)	(0.02)
Florida Power & Light - 2014 Earnings Per Share	$0.79	$0.96	$1.05	$2.80

NEER - 2013 Earnings (Loss) Per Share	$(0.09)	$0.54	$0.66	$1.11
New investments	0.06	0.05	0.09	0.20
Existing assets	0.14	(0.05)	0.01	0.11
Gas infrastructure	0.01	—	(0.03)	(0.03)
Customer supply and proprietary power & gas trading	(0.11)	0.07	0.03	(0.02)
Asset sales	—	0.06	—	0.06
NEP initial public offering transaction costs	—	(0.05)	—	(0.05)
NEP Canadian structuring charges	—	(0.10)	—	(0.10)
Non-qualifying hedges impact	(0.16)	(0.30)	(0.21)	(0.66)
Gain from discontinued operations (Hydro)	(0.51)	—	—	(0.51)
Change in Maine fossil gain/loss	0.13	—	—	0.13
Charges associated with impairment of the Spain solar projects	0.81	—	—	0.80
Operating results of Spain solar projects	(0.03)	0.02	(0.06)	(0.08)
Change in other than temporary impairment losses - net	(0.01)	—	—	—
Other, including interest expense and share dilution	(0.04)	(0.06)	(0.03)	(0.12)
NEER - 2014 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.20	$0.18	$0.46	$0.84

Corporate and Other - 2013 Earnings (Loss) Per Share	$0.05	$(0.02)	$(0.01)	$0.02
NextEra Energy Transmission	(0.01)	(0.01)	(0.01)	(0.02)
Non-qualifying hedges impact	—	(0.01)	0.01	(0.02)
Gain from discontinued operations (Hydro)	(0.03)	—	—	(0.03)
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	(0.02)	0.02	—	0.01
Corporate and Other - 2014 Loss Per Share	$(0.01)	$(0.02)	$(0.01)	$(0.04)

NextEra Energy, Inc. - 2014 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.98	$1.12	$1.50	$3.60

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

The sum of the quarterly amounts may not equal the total for the year due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
September 30, 2014	Per Books	Adjusted (1)
Long-term debt, including current maturities, short-term debt and commercial paper
Junior Subordinated Debentures	$2,978	$1,489
Debentures, related to NextEra Energy's equity units	1,750
Non-Recourse Debt:
Natural gas-fired assets	1,508
Wind assets	3,534	1,390
Solar	1,673	759
Other	954
Storm Securitization Debt	331
Other(2)		1,406
Other long-term debt, including current maturities, short-term debt and commercial paper(3)	16,695	16,695
Total debt per Balance Sheet	29,423	21,739
Junior Subordinated Debentures		1,489
Debentures, related to NextEra Energy's equity units		1,750
Common shareholders' equity	19,144	19,144
Total capitalization, including debt due within one year	$48,567	$44,122
Debt ratio	61%	49%

December 31, 2013	Per Books	Adjusted (1)
Long-term debt, including current maturities and commercial paper
Junior Subordinated Debentures	$3,353	$1,677
Debentures, related to NextEra Energy's equity units	1,750
Non-Recourse Debt:
Natural gas-fired assets	1,613
Wind assets	3,794	949
Solar	957
Other	555
Storm Securitization Debt	386
Other(2)		1,486
Other long-term debt, including current maturities, short-term debt and commercial paper(3)	16,018	16,018
Total debt	28,426	20,130
Junior Subordinated Debentures		1,676
Debentures, related to NextEra Energy's equity units		1,750
Common shareholders' equity	18,040	18,040
Total capitalization, including debt due within one year	$46,466	$41,596
Debt ratio	61%	48%
________________________

(1)	Adjusted debt calculation is based on NextEra's interpretation of S&P's credit metric methodology which can be found in their Corporate Ratings Criteria on S&P's website.
(2)	Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest.
(3)	Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

	Preliminary
	Quarter		Year-to-Date
Periods Ended September 30	2014	2013	2014	2013
Energy sales (million kWh)
Residential	17,241	16,848	42,655	40,898
Commercial	12,768	12,626	34,587	33,989
Industrial	766	759	2,221	2,241
Public authorities	153	144	421	417
Increase (decrease) in unbilled sales	(216)	(582)	511	563
Total retail	30,712	29,795	80,395	78,108
Electric utilities	1,771	582	4,301	1,655
Interchange power sales	403	438	2,187	1,926
Total	32,886	30,815	86,883	81,689

Average price (cents/kWh)(1)
Residential	11.21	10.58	11.13	10.50
Commercial	8.89	8.33	9.04	8.52
Industrial	6.90	6.39	6.95	6.50
Total	9.97	9.50	9.97	9.47

Average customer accounts (000s)
Residential	4,173	4,101	4,162	4,086
Commercial	526	517	525	515
Industrial	11	10	10	9
Other	4	4	4	5
Total	4,714	4,632	4,701	4,615

	September 30,
	2014	2013
End of period customer accounts (000s)
Residential	4,177	4,113
Commercial	527	518
Industrial	11	10
Other	4	3
Total	4,719	4,644

	2014	Normal	2013
Three Months Ended September 30,
Cooling degree-days(2)	917	927	901
Heating degree-days(2)	—	—	—
Nine Months Ended September 30,
Cooling degree-days(2)	1,669	1,650	1,598
Heating degree-days(2)	202	262	220
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(1)	Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.
(2)	Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.